CONSULTANT CONTRACT

- 1. HEALTH QUALITY MANAGEMENT, INC., of 5110 Ridgefield Road, Suite 212, Bethesda, Maryland 20816 (hereinafter referred to as CORPORATION), and Francis
J. Cronin, of 1903 Ballycor Drive, Vienna, Virginia 22182 (hereinafter referred to as CONSULTANT), agree to the following contract, to commence when this Contract has been signed by both parties. Upon the commencement of this Contract, the terms hereof shall supersede any and all prior Contracts between CORPORATION and CONSULTANT.

- 2. Upon the commencement of this Contract, CORPORATION shall compensate CONSULTANT in the form of stock options permitting CONSULTANT to purchase eight thousand (8,000) shares of common stock of CORPORATION at a price of ten dollars ($10.00) per share for consultant services performed during the period of January 1, 1996 through December 31, 1996. For the period of January 1, 1997 through December 31, 1997, CORPORATION shall compensate CONSULTANT, for each hour worked, with stock options to purchase ten (10) shares of common stock at a price of twenty dollars ($20.00) per share. CONSULTANT shall submit time logs each month to CORPORATION, detailing the number of hours worked and the nature of the duties performed. The stock options cannot be exercised until a period of two (2) years from the date of the options. The options shall expire five (5) years after the date of the options. In the event this Contract is terminated, CONSULTANT shall retain his right to hold the stock options earned as of the termination date. CORPORATION and CONSULTANT hereby waive any and all compensation rights and obligations which may have arisen to date or in the future under any and all prior Contracts between CORPORATION and CONSULTANT, and release and discharge each other from any and all past, present, and future rights, obligations and claims relating thereto.

- 3. CONSULTANT shall be provided office support to assist in the work to be performed under this Consultant Contract by employees of Medi-Cen, Corp. of Maryland and the law firm of Michael Carlos Buarque de Macedo working at 5301 Wisconsin Avenue, Suite 620, Washington, D.C. 20015.

- 4. CORPORATION shall reimburse CONSULTANT for necessary and reasonable expenses incurred during the course of the work to be performed under this Consultant Contract. Any expense greater than two hundred dollars ($200.00) must be pre-approved in writing by a Vice President of CORPORATION.

- 5. CONSULTANT agrees to work to the best of his ability as a consultant of the CORPORATION and shall perform certain specific duties as mutually agreed upon by CONSULTANT and CORPORATION, including but not limited to the following: attending Board Meetings as needed; developing and maintaining non-exclusive contracts with insurance carriers; maintaining business development contacts with local insurance carriers with whom relationships are being developed; developing private label insurance product; and working with employee(s) in charge of credentialling. This obligation is personal in nature and may not be delegated by CONSULTANT.

- 6. The term of this Contract shall be from January 1, 1996 through December 31, 1997, unless terminated earlier pursuant to Paragraph 7 below.

- 7. Either party may terminate this Contract for any reason at any time. In the event of termination, CONSULTANT must leave all records at the office of CORPORATION, and both parties agree that the records, contact and resource lists, and any work product generated by, for or on behalf of CORPORATION are particularly confidential, valuable and proprietary to CORPORATION.

- 8. This Contract does not contain a Paragraph 8.

- 9. This Contract does not contain a Paragraph 9.

- 10. UNIT(S) or SHARES of stock in CORPORATION cannot be sold unless they are registered under the Securities Act of 1933, as amended (the "ACT") (and the securities laws of the state of residence, if applicable) or an exemption from such registration is available. No UNITS or SHARES will be sold, assigned, or otherwise transferred unless a registration statement under the ACT (and the securities laws of the state of residence, if applicable) with respect thereto is in effect, or the CORPORATION has received a written opinion of counsel satisfactory to the CORPORATION that, after an investigation of the relevant facts, which shall be recited in such opinion, such counsel is of the opinion that such sale, assignment, or transfer does not involve a transaction requiring registration thereof under the ACT (and the securities laws of the state of residence, if applicable) governing resales of securities acquired from an issuer thereof.

- 11. All notices required or permitted under this Contract shall be in writing and shall be deemed given when delivered in person or when sent via registered or certified U.S. Mail, return receipt requested, or via facsimile transmission to the addresses and parties set forth above, or to such other address of which any party hereto may from time to time have been notified by the other in compliance with the notice provisions hereof.

- 12. This is the entire agreement between the parties and no other oral or written representations have been made. This Contract cannot be amended except by a writing, signed by both parties. This Contract shall not have binding effect unless and until signed by both parties. This Contract may be signed and executed in counterpart. The Contract is governed by Maryland law. Each party shall notify the other party in writing of any address or name change. Each provision of this Contract shall be enforced to the fullest extent allowed by law. If any part of this Contract is deemed invalid, unenforceable, void, or voidable under the governing law, then that part may be severed and the remainder left to stand as if the part was not present.

                                   SIGNATURES

The following signatures signify consent and agreement to the foregoing CONSULTANT CONTRACT consisting of 12 Paragraphs between HEALTH QUALITY MANAGEMENT, INC. and Francis J. Cronin.


/s/ Francis J. Cronin                                                4/9/97
-----------------------------------------------------               --------
CONSULTANT  -  Francis J. Cronin                                      Date


                                                                     4/9/97
-----------------------------------------------------               --------
For the CORPORATION - HEALTH QUALITY MANAGEMENT, INC.                 Date

                            Stock Option Certificate

This stock option certificate provides that Francis J. Cronin is the registered holder of an option to purchase eight thousand (8,000) shares of common stock in HEALTH QUALITY MANAGMENT, INC., incorporated under the laws of the State of Maryland in 1994, for a price of ten dollars ($10.00) per share.

This option may be exercised only after two (2) years from the date of this option.

This option must be exercised within five (5) years of the date of this option, after which time this option will expire. To exercise this option send this option with a check to "HEALTH QUALITY MANAGEMENT, INC." for ten dollars ($10.00) per share to be purchased to HEALTH QUALITY MANAGEMENT, INC., 5110 Ridgefield Rd, Suite 212, Bethesda, MD, 20815.

The security evidenced by this certificate has not been registered under the Securities and Exchange Act of 1933, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged, or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration, or this corporation otherwise satisfies itself that that such transaction is exempt from registration.

Unless this Option has been executed by manual signature, this Option shall not be entitled to any benefit, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed under its corporate seal.

Dated:
      -------------

                         HEALTH QUALITY MANAGEMENT, INC.

                      By:
                         ---------------------------------
                             Chief Executive Officer

Attest:
         -----------------------------
                Secretary

                         ADDENDUM TO CONSULTING CONTRACT

         THIS ADDENDUM TO CONSULTING CONTRACT (this "Addendum") dated this 30th day of December, 1997 is by and between MEDI-CEN MANAGEMENT, INC. (formerly known as Health Quality Management, Inc.)("Corporation") and FRANCIS J. CRONIN ("Employee")

                             Introductory Statement

         Pursuant to the Consulting Contract dated April 9, 1997 between Employee and Corporation (the "Employment Agreement"), Employee agreed to render certain services to the Corporation. The parties wish to clarify and amend the terms of the Employment Agreement as set forth herein.

         NOW, THEREFORE, WITNESSETH, for and in consideration of the sum of Ten Dollars ($10.00) the receipt of which is hereby acknowledged and the mutual covenants contained herein, the parties do hereby agreed to amend the Employment Agreement as follows:

         1. Lock-Up Agreement. The parties agree to execute a lockup agreement (Lockup Agreement) in the event the Company elects to make an Initial Public Offering (IPO) at any time within two (2) years of the date of this Addendum in the form provided by the underwriter of such public offering, provided that such lock-up agreement shall be substantially the same form executed by all officers, directors and principal stockholders of the Corporation. In the event Employee shall fail to execute such Lockup Agreement, within five (5) days after request for same by Corporation, Employee does hereby appoint any officer of the Company as the attorney-in-fact to execution such agreement on its behalf. The power of attorney granted herein shall be irrevocable and coupled with an interest.

         2. Stock Options. Pursuant to Section 2 of the Employment Agreement, Corporation granted to Employee options to purchase 8,000 shares of Common Stock of Corporation at a price of Ten Dollars ($10.00) per share for services performed in 1996. In addition, The parties intended that as of the date of the Employment Agreement, Corporation granted options to purchase 5,000 shares of common stock of Corporation which would vest and be exercisable at a price of Twenty Dollars ($20.00) per share in accordance with the terms of the Employment Agreement. During the 1997 calendar year, Employee has worked 359 hours in 1997 and accordingly options to purchase an additional 3,590 shares of stock of Corporation have vested. The parties hereto agree that all options granted pursuant to the terms of the Employment Agreement which have not vested by December 31, 1997 shall lapse as of such date. The options are intended by Corporation and Employee to be exercisable at an exercise price that equals or is greater than the fair market value of the common stock of Corporation at the time of grant. The exercise price was determined by the Board of Directors of Corporation based upon a variety of factors that it deemed to be relevant in making such a determination. If it is determined at a later date that in fact the exercise price is less than the fair market value of the common stock at the time of the grant, then the exercise price shall be adjusted as of the date of grant of the options to a price that equals the fair market value of the common stock as of the date of grant.

         3. Employee. Employee and Corporation desire to clarify that Employee is an employee of Corporation and not an independent contractor.

         4. Full Force and Effect. Except as provided herein, the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

WITNESS:                                     MEDI-CEN MANAGEMENT, INC.


___________________________                  By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


--------------------------                   -----------------------------------
                                             Francis J. Cronin

                                        2